Exhibit 99.1

For Immediate Release

November 6, 2013

The Carlyle Group Announces Third Quarter 2013 Financial Results

—	$105 million of Distributable Earnings on a pre-tax basis in Q3 2013, or $0.32 per common unit on a post-tax basis

—	$6.5 billion in new capital raised in Q3 2013 and $22.9 billion raised over the past twelve months

—	$3.0 billion in realized proceeds in Q3 2013, with $17.8 billion realized over the past twelve months

—	$1.9 billion in equity invested in Q3 2013 and $9.1 billion invested over the past twelve months

—	4% carry fund portfolio appreciation in Q3 2013, driving Economic Net Income of $195 million on a pre-tax basis

—	Declared quarterly distribution of $0.16 per common unit for Q3 2013 for an aggregate distribution of $0.48 for the first three quarters of 2013

—	U.S. GAAP net income attributable to The Carlyle Group L.P. of $2.3 million, or $0.04 per common unit on a diluted basis, in Q3 2013

Washington, DC – Global alternative asset manager The Carlyle Group L.P. (NASDAQ: CG) today reported its unaudited results for the third quarter of 2013, which ended on September 30, 2013.

Carlyle Co-CEO David M. Rubenstein said, “We continue to see strong interest from fund investors for Carlyle products, and our overall pace of fundraising is the highest since 2007. Carlyle has produced $1.33 per common unit in Distributable Earnings year to date and announced distributions to unitholders of $0.48, positioning unitholders for a solid year end distribution. We continue to innovate and add high quality strategic assets to Carlyle, and we look forward to taking a deep dive into all of Carlyle’s businesses at our first Investor Day on November 11th.”

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Carlyle Co-CEO William E. Conway, Jr. said, “Our carry funds performed well in the quarter, posting 4% appreciation across the entire platform, with specific strength in Corporate Private Equity which is now up 25% over the past year. We have generated realized proceeds of nearly $18 billion for our fund investors over the past twelve months, and we currently have additional portfolio companies in the pipeline, which we expect to go public over the next two quarters. Our investing acumen and fund performance has driven Carlyle’s net accrued carry balance up 34% year to date to $1.6 billion.”

U.S. GAAP results for Q3 2013 included loss before provision for income taxes of ($8.6) million and net income attributable to the common unitholders through The Carlyle Group L.P. of $2.3 million, or net income per common unit of $0.04 on a diluted basis. Total balance sheet assets were $33.9 billion as of September 30, 2013.

Third Quarter Distribution

The Board of Directors has declared a quarterly distribution of $0.16 per common unit to holders of record at the close of business on November 18, 2013, payable on November 27, 2013.

For the first three quarters of 2013, the Board of Directors has declared $0.48 in aggregate distributions per common unit. Carlyle has generated $1.33 in year-to-date after-tax Distributable Earnings per common unit.

The Carlyle Group Distribution Policy

As further discussed in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, Carlyle currently anticipates that it will cause Carlyle Holdings to make quarterly distributions to its partners, including The Carlyle Group L.P.’s wholly owned subsidiaries, that will enable The Carlyle Group L.P. to pay a quarterly distribution of $0.16 per common unit for each of the first three quarters of each year, and, for the fourth quarter of each year, to pay a distribution of at least $0.16 per common unit, that, taken together with the prior quarterly distributions in respect of that year, represents its share, net of taxes and amounts payable under the tax receivable agreement, of Carlyle’s Distributable Earnings in excess of the amount determined by the General Partner to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and its funds or to comply with applicable law or any of its financing agreements. Carlyle anticipates that the aggregate amount of its distributions for most years will be less than its Distributable Earnings for that year due to these funding requirements. The declaration and payment of any distributions is at the sole discretion of the General Partner, which may change the distribution policy at any time.

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The Carlyle Engine

Carlyle evaluates the underlying performance of its business on four key metrics known as the Carlyle Engine: funds raised, equity invested, carry fund returns and realized proceeds for fund investors. The table below highlights the results of these metrics for Q3 2013, year-to-date (YTD) and for the last twelve months (LTM)1.

Note: Equity Invested and Realized Proceeds reflect carry funds only.

During Q3 2013, within its carry funds, Carlyle generated realized proceeds of $3.0 billion from 138 different investments across 35 carry funds. Carlyle deployed $1.9 billion of equity in 96 new or follow-on investments across 27 carry funds. On an LTM basis, Carlyle realized proceeds of $17.8 billion and invested $9.1 billion.

Segment	Realized Proceeds			Equity Invested
	# of Investments	# of Funds	$ in millions	# of Investments	# of Funds	$ in millions
Corporate Private Equity	38	16	$1,466	27	13	$1,138
Global Market Strategies	37	6	$140	5	3	$126
Real Assets	68	13	$1,404	64	11	$640

Carlyle	138	35	$3,010	96	27	$1,905

Corporate Private Equity	72	21	$6,934	45	17	$3,867
Global Market Strategies	58	6	$754	11	4	$463
Real Assets	108	13	$3,319	110	13	$1,387

Carlyle	232	40	$11,006	165	34	$5,717

Note: The columns may not sum as some investments cross segment lines, but are only counted one time for Carlyle results.

1 LTM, or last twelve months, refers to the period Q4 2012 through Q3 2013. Prior LTM, or the prior rolling twelve month period, refers to the period Q4 2011 through Q3 2012.

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Carlyle All Segment Results

—	Distributable Earnings (DE): $105 million for Q3 2013 and $627 million on an LTM basis

o	Pre-tax Distributable Earnings were $105 million for Q3 2013, or $0.32 per common unit on a post-tax basis. On a year-to-date basis, pre-tax Distributable Earnings were $439 million, 13% below the first three quarters of 2012, and Distributable Earnings per common unit were $1.33 on a post-tax basis. Distributable Earnings were $627 million on an LTM basis, which is 16% lower than the prior rolling twelve month period.

o	Fee-Related Earnings were $40 million for Q3 2013 and declined by $6 million from $46 million in Q3 2012 due to higher fundraising costs and other expenses, offset by higher Fee-Earning Assets Under Management. Fee-Related Earnings were $157 million on an LTM basis, up 22% compared with the prior rolling twelve month period.

o	Realized Net Performance Fees were $61 million for Q3 2013, compared to $156 million in Q3 2012. For Q3 2013, Realized Net Performance Fees were positively impacted by exits in Wesco, Allison Transmission, and SS&C Technologies, among others. Realized Net Performance Fees were $448 million on an LTM basis, which was 24% lower than the prior rolling twelve month period.

o	Realized Investment Income/(Loss) was ($1) million in Q3 2013, driven by losses in certain European real estate investments.

—	Economic Net Income (ENI): $195 million for Q3 2013 and $926 million on an LTM basis

o	Economic Net Income was $195 million for Q3 2013 and $926 million on an LTM basis. On a post-tax basis, Carlyle generated $0.51 in ENI per Adjusted Unit for Q3 2013.

o	Q3 2013 ENI was impacted by appreciation of 4% in Carlyle’s carry fund portfolio. Corporate Private Equity carry funds were up 5%, Global Market Strategies carry funds increased 2%, and Real Assets carry funds increased 1% compared to the end of Q2 2013. Carry fund appreciation was 17% on an LTM basis, compared to 18% in the prior rolling twelve month period.

The Carlyle Group L.P. - All Segments	Period					LTM	% Change

$ in millions, except where noted	Q3 2012	Q4 2012	Q1 2013	Q2 2013	Q3 2013	Q4 12-Q3 13	QoQ	YoY	YTD

Revenues	584	505	852	508	615	2,480	21%	5%	28%
Expenses	365	323	458	352	420	1,553	19%	15%	25%
Economic Net Income	219	182	394	156	195	926	25%	(11%)	34%

Fee-Related Earnings	46	55	36	26	40	157	52%	(12%)	(11%)

Net Performance Fees	165	132	355	123	157	766	28%	(4%)	62%

Realized Net Performance Fees	156	127	142	118	61	448	(48%)	(61%)	(14%)

Distributable Earnings	207	188	171	163	105	627	(36%)	(49%)	(13%)

Total Assets Under Management ($ in billions)	157.4	170.2	176.3	180.4	185.0		3%	18%	9%
Fee-Earning Assets Under Management ($ in billions)	115.1	123.1	122.9	132.0	137.9		4%	20%	12%

Note: Totals may not sum due to rounding.

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Assets Under Management and Remaining Fair Value of Capital

—	Total Assets Under Management: $185.0 billion as of Q3 2013 (+18% LTM)

o	Major drivers of change versus Q2 2013: New capital commitments (+$4.6 billion), market appreciation (+$3.7 billion), foreign exchange/other (+$1.7 billion) and net subscriptions to our hedge funds (+$0.4 billion), offset by net distributions (-$5.8 billion).

o	Total Dry Powder of $51.1 billion as of Q3 2013, comprised of $22.8 billion in Corporate Private Equity, $1.6 billion in Global Market Strategies, $9.1 billion in Real Assets and $17.6 billion in Solutions.

—	Fee-Earning Assets Under Management: $137.9 billion as of Q3 2013 (+20% LTM)

o	Major drivers of change versus Q2 2013: Asset inflows including commitments (+$6.5 billion), foreign exchange/other (+$2.0 billion) and net subscriptions (+$0.4 billion), partially offset by net distributions and outflows (-$2.9 billion).

o	Since the end of Q2 2013, Fee-Earning AUM was positively impacted by the addition of new commitments in Carlyle’s latest vintage buyout funds in the U.S., Europe, and Asia, in addition to other fundraising across the Carlyle platform.

—	Remaining Fair Value of Capital (carry funds only) as of Q3 2013: $62.2 billion

o	Current Multiple of Invested Capital (MOIC) of remaining fair value of capital: 1.3x.

o	Remaining fair value of capital in the ground in investments made in 2009 or earlier: 47% of total fair value.

o	AUM in-carry ratio as of the end of Q3 2013: 58%.

(1) Fair value of remaining carry fund capital in the ground, by vintage. Totals may not sum due to rounding.

Data as of September 30, 2013.

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Non-GAAP Operating Results

Carlyle’s non-GAAP results for Q3 2013 are provided in the table below:

Carlyle Group Summary
$ in millions, except unit and per unit amounts

Economic Net income	Q3 2013

Economic Net Income (pre-tax)	$194.5
Less: Provision for income taxes (1)	34.3

Economic Net Income, After Taxes	$160.2

Fully diluted units (in millions)	315.0

Economic Net Income, After Taxes per Adjusted Unit	$0.51

Distributable Earnings

Distributable Earnings	$104.7
Less: Estimated foreign, state, and local taxes (2)	14.9

Distributable Earnings, After Taxes	$89.8

Allocating Distributable Earnings for only public unitholders of The Carlyle Group L.P.

Distributable Earnings to The Carlyle Group L.P.	$14.2
Less: Estimated current corporate income taxes (benefit) (3)	(1.8)

Distributable Earnings to The Carlyle Group L.P. net of corporate income taxes	$16.0

Units in public float (in millions)(4)	49.3

Distributable Earnings, net, per The Carlyle Group L.P. common unit outstanding	$0.32

(1) Represents the implied provision for income taxes that was calculated using a similar methodology applied in calculating the tax provision for The Carlyle Group L.P., without any reduction for noncontrolling interests.

(2) Represents the implied provision for current income taxes that was calculated using a similar methodology applied in calculating the current tax provision for The Carlyle Group L.P., without any reduction for noncontrolling interests.

(3) Represents current corporate income taxes payable (benefit) upon distributable earnings allocated to Carlyle Holdings I GP Inc. and estimated current Tax Receivable Agreement payments owed.

(4) Includes 76,680 common units issued in October and November 2013 in connection with the closing of the Metropolitan Real Estate Equity Management acquisition and the vesting of deferred restricted common units. These newly issued units are included in this calculation because they will participate in the unitholder distribution that will be paid in November 2013.

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Corporate Private Equity (CPE)

—	Distributable Earnings (DE): $54 million for Q3 2013 and $325 million on an LTM basis.

The following components impacted Distributable Earnings in Q3 2013:

o	Fee-Related Earnings were $5 million in Q3 2013 and $17 million on an LTM basis, compared to $19 million in Q3 2012, with the decline driven by higher fundraising costs for buyout funds, partially offset by higher fund management fees.

o	Realized Net Performance Fees were $45 million for Q3 2013 and $296 million on an LTM basis, compared to $126 million for Q3 2012.

—	Economic Net Income (ENI): $159 million for Q3 2013

o	Economic Net Income of $159 million for Q3 2013 and $627 million on an LTM basis, compared to $177 million for Q3 2012.

o	CPE carry fund valuations increased 5% in Q3 2013 and 25% on an LTM basis, compared with 5% in Q3 2012.

o	Net Performance Fees of $147 million for Q3 2013 and $590 million on an LTM basis, compared to $159 million for Q3 2012.

—	Total Assets Under Management (AUM): $62.2 billion as of Q3 2013

o	Total AUM increased 17% to $62.2 billion from $53.2 billion as of Q3 2012.

o	Funds Raised of $4.0 billion were driven by additional closings of our latest vintage U.S., Asia and Sub Saharan Africa funds, and first closes in our latest Europe and Japan buyout funds and various co-investments.

o	Fee-Earning Assets Under Management were $41.9 billion as of Q3 2013, up 14% from $36.9 billion as of Q3 2012, with the increase driven by $14.9 billion in inflows, and partially offset by $9.3 billion in outflows, including distributions and basis step downs.

Corporate Private Equity	Period					LTM	% Change

$ in millions, except where noted	Q3 2012	Q4 2012	Q1 2013	Q2 2013	Q3 2013	Q4 12 - Q3 13	QoQ	YoY	YTD

Economic Net Income	177	122	239	106	159	627	50%	(10%)	42%

Fee-Related Earnings	19	18	(0)	(6)	5	17	184%	(72%)	(103%)

Net Performance Fees	159	100	235	109	147	590	35%	(8%)	67%

Realized Net Performance Fees	126	54	111	86	45	296	(48%)	(65%)	(14%)

Distributable Earnings	145	74	114	84	54	325	(36%)	(63%)	(23%)

Total Assets Under Management ($ in billions)	53.2	53.3	55.1	57.9	62.2		7%	17%
Fee-Earning Assets Under Management ($ in billions)	36.9	33.8	33.2	38.5	41.9		9%	14%

Note: Totals may not sum due to rounding.

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Global Market Strategies (GMS)

Note: Funds Raised excludes acquisitions, but includes hedge funds and CLOs. Equity Invested and Realized Proceeds are for carry funds only.

—	Distributable Earnings (DE): $24 million for Q3 2013 and $198 million on an LTM basis.

The following components impacted Distributable Earnings in Q3 2013:

o	Fee-Related Earnings were $17 million in Q3 2013 and $95 million on an LTM basis, compared to $22 million in Q3 2012. The decline versus last year was driven by higher fundraising costs related to raising the Carlyle GMS Finance business development company (BDC) and other expenses, partially offset by higher management fees.

o	Realized Net Performance Fees were $5 million for Q3 2013 and $81 million on an LTM basis, compared to $1 million for Q3 2012.

o	Realized Investment Income was $2 million and $21 million on an LTM basis.

—	Economic Net Income (ENI): $10 million for Q3 2013

o	Economic Net Income of $10 million for Q3 2013 and $220 million on an LTM basis, compared to $36 million for Q3 2012.

o	GMS carry fund valuations increased 2% in Q3 2013, in line with a 2% appreciation in Q3 2012.

o	Net Performance Fees of ($12) million for Q3 2013 and $109 million on an LTM basis, compared to $8 million for Q3 2012.

—	Total Assets Under Management (AUM): $35.4 billion as of Q3 2013

o	Total AUM of $35.4 billion as of Q3 2013 increased 18% versus Q3 2012, while Fee-Earning AUM of $33.7 billion increased 18% versus Q3 2012.

o	Total hedge fund AUM was $14.0 billion as of Q3 2013.

o	Carlyle priced one new CLO during Q3 2013 totaling $446 million in assets, and secured $541 million of new funding for the Carlyle GMS Finance BDC.

o	GMS carry fund AUM ended Q3 2013 at $3.6 billion.

o	Total structured credit AUM ended Q3 2013 at $17.5 billion.

Global Market Strategies	Period					LTM	% Change

$ in millions, except where noted	Q3 2012	Q4 2012	Q1 2013	Q2 2013	Q3 2013	Q4 12 - Q3 13	QoQ	YoY	YTD

Economic Net Income	36	59	104	47	10	220	(79%)	(72%)	52%

Fee-Related Earnings	22	31	25	22	17	95	(25%)	(26%)	9%

Net Performance Fees	8	23	73	25	(12)	109	(148%)	(243%)	183%

Realized Net Performance Fees	1	50	14	11	5	81	(55%)	614%	92%

Distributable Earnings	28	86	41	46	24	198	(48%)	(13%)	35%

Total Assets Under Management ($ in billions)	30.1	32.5	33.1	34.7	35.4		2%	18%

Fee-Earning Assets Under Management ($ in billions)	28.5	31.0	31.4	33.1	33.7		2%	18%

Funds Raised, excluding hedge funds ($ in billions)	0.8	1.2	1.3	1.5	1.1	5.1	(25%)	36%
Hedge Fund Net Inflows ($ in billions)	0.4	0.0	0.0	0.9	0.4	1.3	(52%)	11%

Note: Totals may not sum due to rounding. Funds Raised excludes the impact of acquisitions.

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Real Assets (RA)

Note: Funds Raised excludes acquisitions. Equity Invested and Realized Proceeds are for carry funds only.

—	Distributable Earnings (DE): $12 million for Q3 2013 and $71 million on an LTM basis.

The following components impacted Distributable Earnings in Q3 2013:

o	Fee-Related Earnings were $6 million in Q3 2013 and $19 million on an LTM basis, compared to $1 million in Q3 2012. The increase was primarily driven by earnings from our equity interest in NGP Energy Capital Management and fundraising for our first generation international energy fund.

o	Realized Net Performance Fees were $9 million for Q3 2013 and $66 million on an LTM basis, compared to $29 million for Q3 2012.

o	Realized Investment Income/(Loss) of ($4) million during Q3 2013 and ($17) million on a LTM basis, primarily driven by losses in certain Latin American and European real estate investments.

—	Economic Net Income (ENI): $0 million for Q3 2013 and $25 million on an LTM basis

o	Economic Net Income of $0 million for Q3 2013 and $25 million on an LTM basis compared to $2 million for Q3 2012.

o	Real Asset carry fund valuations appreciated 1% in Q3 2013, compared to 0% in Q3 2012.

o	Net Performance Fees of $10 million for Q3 2013 and $40 million on an LTM basis, compared to ($4) million for Q3 2012.

—	Total Assets Under Management (AUM): $39.0 billion as of Q3 2013

o	Total AUM of $39.0 billion increased 32% versus Q3 2012, driven largely by the acquisition of an equity interest in NGP Energy Capital Management, partially offset by fund distributions.

o	Fee-Earning AUM of $28.5 billion was up 46% versus Q3 2012, with the increase driven largely by the AUM associated with NGP Energy Capital Management and fundraising for the new international energy fund, partially offset by distributions and outflows.

Real Assets	Period					LTM	% Change

$ in millions, except where noted	Q3 2012	Q4 2012	Q1 2013	Q2 2013	Q3 2013	Q4 12 - Q3 13	QoQ	YoY	YTD

Economic Net Income (Loss)	2	(7)	42	(11)	0	25	104%	(75%)	(57%)

Fee-Related Earnings	1	0	9	4	6	19	37%	490%	545%

Net Performance Fees	(4)	6	42	(17)	10	40	156%	369%	(45%)

Realized Net Performance Fees	29	22	16	19	9	66	(54%)	(70%)	(44%)

Distributable Earnings	31	23	12	25	12	71	(54%)	(63%)	(39%)

Total Assets Under Management ($ in billions)	29.5	40.2	40.3	39.8	39.0		(2%)	32%
Fee-Earning Assets Under Management ($ in billions)	19.6	29.3	29.4	28.7	28.5		(1%)	46%

Note: Totals may not sum due to rounding.

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Solutions

—	Distributable Earnings (DE): $15 million for Q3 2013 and $33 million on an LTM basis

o	Fee-Related Earnings were $12 million for Q3 2013 and $27 million on an LTM basis.

o	Realized Net Performance Fees were $3 million for Q3 2013 and $6 million on an LTM basis.

—	Economic Net Income (ENI): $25 million for Q3 2013 and $54 million on an LTM basis, compared to $4 million in Q3 2012.

—	Total Assets Under Management (AUM): $48.4 billion as of Q3 2013

o	Total AUM of $48.4 billion was up 9% compared to Q3 2012.

o	Fee-Earning AUM of $33.7 billion increased 12% versus Q3 2012, with the increase primarily driven by an increase in the fee basis of certain funds and inflows, partially offset by outflows and fee basis step downs.

o	AlpInvest attracted new commitments into the AlpInvest Secondaries Fund V (ASF V) during the quarter, and AlpInvest completed its final close for the fund in October 2013, with over $750 million in total commitments.

—

During the quarter, Carlyle completed the acquisition of the remaining 40% ownership interest in AlpInvest and announced the acquisition of Metropolitan Real Estate Equity Management (MRE), a global manager of real estate fund of funds. The MRE acquisition closed in November 2013. As of September 2013, MRE had more than $2.6 billion in capital commitments.

Solutions	Period					LTM	% Change

$ in millions, except where noted	Q3 2012	Q4 2012	Q1 2013	Q2 2013	Q3 2013 (1)	Q4 12 - Q3 13	QoQ	YoY	YTD

Economic Net Income	4	8	9	13	25	54	91%	565%	176%

Fee-Related Earnings	3	5	3	6	12	27	94%	294%	95%

Net Performance Fees	1	3	6	7	12	27	89%	1950%	338%

Realized Net Performance Fees	0	1	1	1	3	6	138%	933%	513%

Distributable Earnings	3	6	4	8	15	33	100%	353%	125%

Total Assets Under Management ($ in billions)	44.6	44.1	47.8	48.0	48.4		1%	9%
Fee-Earning Assets Under Management ($ in billions)	30.2	28.9	28.9	31.8	33.7		6%	12%

Note: Totals may not sum due to rounding.

(1) - During Q3 2013, Carlyle acquired the remaining 40% interest in AlpInvest. As such, amounts represent 100% of the financial results of AlpInvest. Prior to Q3 2013, amounts represent Carlyle’s 60% economic interest in Alpinvest.

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Balance Sheet Highlights

The amounts presented below exclude the effect of U.S. GAAP consolidation eliminations on investments and accrued performance fees, as well as cash and debt associated with Carlyle’s consolidated funds. All data is as of September 30, 2013.

—	Cash and Cash Equivalents of $856 million.
—	On-balance sheet investments attributable to unitholders of $264 million, excluding the equity investment by Carlyle in NGP Energy Capital Management.
—

Net Accrued Performance Fees attributable to unitholders of $1,612 million. These performance fees are comprised of Gross Accrued Performance Fees of $2,928 million less $59 million in accrued giveback obligation and $1,257 million in accrued performance fee compensation and non-controlling interest.

—	Loans payable and senior notes totaling $923 million.

As of September 30, 2013, Carlyle began consolidating Urbplan Desenvolvimento Urbano S.A. (“Urbplan”), a Brazilian real estate portfolio company of certain of its real estate investment funds. During the second and third quarters of 2013, Carlyle and certain senior Carlyle professionals made $32 million of investments in Urbplan, funded $6.4 million by Carlyle and $25.6 million by certain senior Carlyle professionals. Subsequent to September 30, 2013, Carlyle has funded an additional $3.6 million. Carlyle and the senior Carlyle professionals will evaluate the possibility of further capital infusions based on the circumstances at the time (including levels of third party funding participation), but currently anticipate that they will make additional investments (for which the Carlyle portion, exclusive of investments made by senior Carlyle professionals and others, is not expected to exceed $50 million in incremental capital). During the third quarter of 2013, Carlyle concluded that Urbplan was a VIE of which Carlyle was the primary beneficiary, and accordingly consolidated Urbplan into the firm’s condensed consolidated financial statements as of September 30, 2013. As Carlyle consolidated Urbplan as of September 30, 2013, the consolidation had no impact on the consolidated results of operations for the three and nine months ended September 30, 2013.

The Carlyle Group 2013 Investor Day

Carlyle will host an Investor Day for unitholders and analysts on Monday, November 11th 2013 in New York City. The Investor Day will include presentations by the firm’s management team as well as various fund heads from Carlyle’s business segments. The event is scheduled to begin at 8:00 am EST. A slide presentation will be available on Carlyle’s investor relations website immediately preceding the beginning of the event.

The Investor Day will be webcast live and can be accessed by all interested parties and media via Carlyle’s investor relations website at ir.carlyle.com. For those unable to join the live webcast, a replay will be available on the investor relations website following the conclusion of the event.

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Conference Call

Carlyle will host a conference call at 8:30 a.m. EST on Wednesday, November 6, 2013 to announce and discuss financial results for Q3 2013.

Analysts and institutional investors may listen to the call by dialing +1-800-850-2903 (international +1-253-237-1169) and mentioning “Carlyle Group Third Quarter 2013 Earnings Conference Call.” The conference call will be webcast simultaneously to the public through a link on the investor relations section of the Carlyle web site at ir.carlyle.com. An archived replay of the webcast will be available soon after the live call.

About The Carlyle Group

The Carlyle Group (NASDAQ: CG) is a global alternative asset manager with $185 billion of assets under management across 122 funds and 81 fund of funds vehicles as of September 30, 2013. Carlyle’s purpose is to invest wisely and create value on behalf of its investors, many of whom are public pensions. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Market Strategies and Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,450 people in 34 offices across six continents.

Web: www.carlyle.com

Videos: www.youtube.com/onecarlyle

Tweets: www.twitter.com/onecarlyle

Podcasts: www.carlyle.com/about-carlyle/market-commentary

Contacts:

Public Market Investor Relations	Media
Daniel Harris	Elizabeth Gill
Phone: 212-813-4527	Phone: 202-729-5385
daniel.harris@carlyle.com	elizabeth.gill@carlyle.com

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Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements are subject to risks, uncertainties and assumptions, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 14, 2013, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

This release does not constitute an offer for any Carlyle fund.

Page  |  13

The Carlyle Group L.P.

GAAP Statement of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
	Sept 30, 2013	Sept 30, 2012	Sept 30, 2013	Sept 30, 2012
	(Dollars in millions, except unit and per unit data)
Revenues
Fund management fees	$257.9	$239.8	$731.5	$714.1
Performance fees
Realized	108.6	291.4	564.6	688.7
Unrealized	211.9	64.9	657.4	88.0

Total performance fees	320.5	356.3	1,222.0	776.7
Investment income (loss)
Realized	(3.1)	9.8	5.4	11.4
Unrealized	8.1	0.4	11.0	27.3

Total investment income (loss)	5.0	10.2	16.4	38.7
Interest and other income	2.7	4.5	9.2	9.9
Interest and other income of Consolidated Funds	302.0	247.7	823.3	678.4

Total revenues	888.1	858.5	2,802.4	2,217.8

Expenses
Compensation and benefits
Base compensation	204.2	177.0	556.3	433.0
Equity-based compensation	78.7	53.2	257.0	147.4
Performance fee related
Realized	45.4	121.9	232.2	188.3
Unrealized	113.5	41.5	374.5	(1.4)

Total compensation and benefits	441.8	393.6	1,420.0	767.3
General, administrative and other expenses	136.4	92.9	368.1	268.1
Interest	11.7	4.0	33.8	20.6
Interest and other expenses of Consolidated Funds	217.2	204.1	669.0	568.1
Other non-operating (income) expense	7.6	10.3	1.9	6.9

Total expenses	814.7	704.9	2,492.8	1,631.0

Other income
Net investment gains (losses) of Consolidated Funds	(82.0)	448.9	420.1	1,707.6

Income (loss) before provision for income taxes	(8.6)	602.5	729.7	2,294.4
Provision for income taxes	17.9	5.5	59.4	27.8

Net income (loss)	(26.5)	597.0	670.3	2,266.6
Net income (loss) attributable to non-controlling interests in consolidated entities	(26.6)	485.4	441.4	1,708.2

Net income attributable to Carlyle Holdings	0.1	111.6	228.9	558.4
Net income (loss) attributable to non-controlling interests in Carlyle Holdings	(2.2)	93.0	196.1	550.1

Net income attributable to The Carlyle Group L.P.	$2.3	$18.6	$32.8	$8.3

Net income attributable to The Carlyle Group L.P. per common unit
Basic (1)	$0.04	$0.43	$0.72	$0.20

Diluted (1) (2)	$0.04	$0.40	$0.65	$0.15

Weighted-average common units
Basic	47,554,246	43,235,336	45,363,194	42,097,973

Diluted	51,055,564	46,939,751	50,209,620	255,300,460

(1) - Excluded from net income attributable to The Carlyle Group L.P. was approximately $0.2 million which was allocable to participating securities under the two-class method for the three months and nine months ended September 30, 2013.

(2) - Included in net income attributable to The Carlyle Group L.P. per common unit on a fully diluted basis is incremental net income from the assumed exchange of Carlyle Holdings partnership units of $31.1 million for the nine months ended September 30, 2012.

Page  |  14

Total Segment Information (Unaudited)

The following table sets forth information in the format used by management when making resource deployment decisions and in assessing the performance of our segments. The information below is the aggregate results of our four segments.

	Three Months Ended			Twelve Months Ended
	Sept 30,	Sept 30,	Jun 30,	Sept 30,	Sept 30,
	2013	2012	2013	2013	2012
	(Dollars in millions)
Segment Revenues
Fund level fee revenues
Fund management fees	$281.2	$233.9	$249.9	$1,020.1	$914.9
Portfolio advisory fees, net	5.0	4.6	5.7	17.7	25.3
Transaction fees, net	5.9	7.2	6.8	37.0	23.5

Total fee revenues	292.1	245.7	262.4	1,074.8	963.7
Performance fees
Realized	103.1	276.4	192.6	745.2	1,083.1
Unrealized	219.6	49.0	42.1	643.7	84.2

Total performance fees	322.7	325.4	234.7	1,388.9	1,167.3
Investment income (loss)
Realized	(0.7)	4.6	14.6	10.2	27.9
Unrealized	(2.1)	3.8	(7.7)	(7.3)	35.4

Total investment income (loss)	(2.8)	8.4	6.9	2.9	63.3
Interest and other income	2.6	4.4	4.0	13.2	10.1

Total revenues	614.6	583.9	508.0	2,479.8	2,204.4

Segment Expenses
Compensation and benefits
Direct base compensation	111.4	97.9	101.0	432.9	405.9
Indirect base compensation	41.2	32.9	35.0	152.1	135.1
Equity-based compensation	4.0	0.6	4.2	11.4	1.2
Performance fee related
Realized	41.8	120.2	74.8	297.2	492.0
Unrealized	123.7	40.6	37.4	325.4	59.8

Total compensation and benefits	322.1	292.2	252.4	1,219.0	1,094.0
General, administrative, and other indirect expenses	80.0	62.3	82.0	273.8	250.6
Depreciation and amortization expense	6.2	6.2	6.2	24.8	18.8
Interest expense	11.8	4.7	11.6	35.8	33.4

Total expenses	420.1	365.4	352.2	1,553.4	1,396.8

Economic Net Income	$194.5	$218.5	$155.8	$926.4	$807.6

(-) Net Performance Fees	157.2	164.6	122.5	766.3	615.5
(-) Investment Income	(2.8)	8.4	6.9	2.9	63.3

(=) Fee Related Earnings	$40.1	$45.5	$26.4	$157.2	$128.8

(+) Realized Net Performance Fees	61.3	156.2	117.8	448.0	591.1
(+) Realized Investment Income (Loss)	(0.7)	4.6	14.6	10.2	27.9
(+) Equity based compensation	4.0	0.6	4.2	11.4	1.2

(=) Distributable Earnings	$104.7	$206.9	$163.0	$626.8	$749.0

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Total Segment Information (Unaudited), cont

	Three Months Ended
						Sept 30, 2013 vs.
	Sept 30, 2012	Dec 31, 2012	Mar 31, 2013	Jun 30, 2013	Sept 30, 2013	Sept 30, 2012	Jun 30, 2013
	(Dollars in millions)
Economic Net Income, Total Segments
Revenues
Segment fee revenues
Fund management fees	$233.9	$248.9	$240.1	$249.9	$281.2	$47.3	$31.3
Portfolio advisory fees, net	4.6	2.4	4.6	5.7	5.0	0.4	(0.7)
Transaction fees, net	7.2	13.9	10.4	6.8	5.9	(1.3)	(0.9)

Total fee revenues	245.7	265.2	255.1	262.4	292.1	46.4	29.7
Performance fees
Realized	276.4	200.6	248.9	192.6	103.1	(173.3)	(89.5)
Unrealized	49.0	39.3	342.7	42.1	219.6	170.6	177.5

Total performance fees	325.4	239.9	591.6	234.7	322.7	(2.7)	88.0
Investment income (loss)
Realized	4.6	5.6	(9.3)	14.6	(0.7)	(5.3)	(15.3)
Unrealized	3.8	(9.8)	12.3	(7.7)	(2.1)	(5.9)	5.6

Total investment income (loss)	8.4	(4.2)	3.0	6.9	(2.8)	(11.2)	(9.7)
Interest and other income	4.4	4.2	2.4	4.0	2.6	(1.8)	(1.4)

Total revenues	583.9	505.1	852.1	508.0	614.6	30.7	106.6

Expenses
Compensation and benefits
Direct base compensation	97.9	112.5	108.0	101.0	111.4	13.5	10.4
Indirect base compensation	32.9	42.3	33.6	35.0	41.2	8.3	6.2
Equity-based compensation	0.6	0.6	2.6	4.2	4.0	3.4	(0.2)
Performance fee related
Realized	120.2	73.2	107.4	74.8	41.8	(78.4)	(33.0)
Unrealized	40.6	34.8	129.5	37.4	123.7	83.1	86.3

Total compensation and benefits	292.2	263.4	381.1	252.4	322.1	29.9	69.7
General, administrative, and other indirect expenses	62.3	49.5	62.3	82.0	80.0	17.7	(2.0)
Depreciation and amortization expense	6.2	6.1	6.3	6.2	6.2	-	-
Interest expense	4.7	3.9	8.5	11.6	11.8	7.1	0.2

Total expenses	365.4	322.9	458.2	352.2	420.1	54.7	67.9

Economic Net Income	$218.5	$182.2	$393.9	$155.8	$194.5	$(24.0)	$38.7

(-) Net Performance Fees	164.6	131.9	354.7	122.5	157.2	(7.4)	34.7
(-) Investment Income (Loss)	8.4	(4.2)	3.0	6.9	(2.8)	(11.2)	(9.7)

(=) Fee Related Earnings	$45.5	$54.5	$36.2	$26.4	$40.1	$(5.4)	$13.7

(+) Realized Net Performance Fees	156.2	127.4	141.5	117.8	61.3	(94.9)	(56.5)
(+) Realized Investment Income (Loss)	4.6	5.6	(9.3)	14.6	(0.7)	(5.3)	(15.3)
(+) Equity based compensation	0.6	0.6	2.6	4.2	4.0	3.4	(0.2)

(=) Distributable Earnings	$206.9	$188.1	$171.0	$163.0	$104.7	$(102.2)	$(58.3)

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Corporate Private Equity Segment Results (Unaudited)

	Three Months Ended
						Sept 30, 2013 vs.
	Sept 30, 2012	Dec 31, 2012	Mar 31, 2013	Jun 30, 2013	Sept 30, 2013	Sept 30, 2012	Jun 30, 2013
Corporate Private Equity	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$124.8	$123.5	$108.3	$108.8	$131.0	$6.2	$22.2
Portfolio advisory fees, net	3.1	2.8	4.1	4.9	4.7	1.6	(0.2)
Transaction fees, net	6.2	9.6	10.4	4.0	5.7	(0.5)	1.7

Total fee revenues	134.1	135.9	122.8	117.7	141.4	7.3	23.7
Performance fees
Realized	241.4	94.5	212.3	151.4	79.1	(162.3)	(72.3)
Unrealized	72.8	86.4	207.6	31.2	182.2	109.4	151.0

Total performance fees	314.2	180.9	419.9	182.6	261.3	(52.9)	78.7
Investment income (loss)
Realized	(0.2)	1.2	1.8	1.7	1.6	1.8	(0.1)
Unrealized	(1.0)	3.3	2.8	2.4	5.5	6.5	3.1

Total investment income (loss)	(1.2)	4.5	4.6	4.1	7.1	8.3	3.0
Interest and other income	3.4	2.6	1.0	1.7	1.5	(1.9)	(0.2)

Total revenues	450.5	323.9	548.3	306.1	411.3	(39.2)	105.2

Expenses
Compensation and benefits
Direct base compensation	56.2	59.9	55.0	50.0	53.9	(2.3)	3.9
Indirect base compensation	19.9	27.7	20.0	21.8	27.6	7.7	5.8
Equity-based compensation	0.4	0.4	1.5	2.3	2.1	1.7	(0.2)
Performance fee related
Realized	115.6	40.5	101.6	65.1	34.6	(81.0)	(30.5)
Unrealized	39.2	40.8	83.6	8.8	79.8	40.6	71.0

Total compensation and benefits	231.3	169.3	261.7	148.0	198.0	(33.3)	50.0
General, administrative, and other indirect expenses	36.0	26.3	39.0	41.6	43.7	7.7	2.1
Depreciation and amortization expense	3.5	3.5	3.5	3.4	3.3	(0.2)	(0.1)
Interest expense	2.5	2.4	4.9	6.7	6.9	4.4	0.2

Total expenses	273.3	201.5	309.1	199.7	251.9	(21.4)	52.2

Economic Net Income	$177.2	$122.4	$239.2	$106.4	$159.4	$(17.8)	$53.0

(-) Net Performance Fees	159.4	99.6	234.7	108.7	146.9	(12.5)	38.2
(-) Investment Income (Loss)	(1.2)	4.5	4.6	4.1	7.1	8.3	3.0

(=) Fee Related Earnings	$19.0	$18.3	$(0.1)	$(6.4)	$5.4	$(13.6)	$11.8

(+) Realized Net Performance Fees	125.8	54.0	110.7	86.3	44.5	(81.3)	(41.8)
(+) Realized Investment Income (Loss)	(0.2)	1.2	1.8	1.7	1.6	1.8	(0.1)
(+) Equity based compensation	0.4	0.4	1.5	2.3	2.1	1.7	(0.2)

(=) Distributable Earnings	$145.0	$73.9	$113.9	$83.9	$53.6	$(91.4)	$(30.3)

Page  |  17

Global Market Strategies Segment Results (Unaudited)

	Three Months Ended
						Sept 30, 2013 vs.
	Sept 30, 2012	Dec 31, 2012	Mar 31, 2013	Jun 30, 2013	Sept 30, 2013	Sept 30, 2012	Jun 30, 2013
Global Market Strategies	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$58.2	$70.9	$66.3	$73.8	$65.7	$7.5	$(8.1)
Portfolio advisory fees, net	0.8	0.5	0.2	0.5	0.1	(0.7)	(0.4)
Transaction fees, net	0.3	3.2	-	0.1	-	(0.3)	(0.1)

Total fee revenues	59.3	74.6	66.5	74.4	65.8	6.5	(8.6)
Performance fees
Realized	0.9	77.8	24.1	17.9	5.8	4.9	(12.1)
Unrealized	5.7	(43.6)	64.3	23.0	(13.6)	(19.3)	(36.6)

Total performance fees	6.6	34.2	88.4	40.9	(7.8)	(14.4)	(48.7)
Investment income (loss)
Realized	4.6	4.4	1.9	12.2	2.0	(2.6)	(10.2)
Unrealized	0.8	0.3	5.1	(11.9)	3.2	2.4	15.1

Total investment income (loss)	5.4	4.7	7.0	0.3	5.2	(0.2)	4.9
Interest and other income	0.5	0.8	1.1	1.5	0.7	0.2	(0.8)

Total revenues	71.8	114.3	163.0	117.1	63.9	(7.9)	(53.2)

Expenses
Compensation and benefits
Direct base compensation	17.4	24.0	25.7	24.9	23.6	6.2	(1.3)
Indirect base compensation	5.9	6.0	4.8	5.5	4.6	(1.3)	(0.9)
Equity-based compensation	-	0.1	0.4	0.6	0.6	0.6	-
Performance fee related
Realized	0.2	27.5	9.7	6.7	0.8	0.6	(5.9)
Unrealized	(1.8)	(16.5)	6.2	9.6	3.1	4.9	(6.5)

Total compensation and benefits	21.7	41.1	46.8	47.3	32.7	11.0	(14.6)
General, administrative, and other indirect expenses	11.7	12.5	9.5	19.5	17.8	6.1	(1.7)
Depreciation and amortization expense	1.1	1.0	1.2	1.1	1.2	0.1	0.1
Interest expense	1.3	0.6	1.5	2.1	2.1	0.8	-

Total expenses	35.8	55.2	59.0	70.0	53.8	18.0	(16.2)

Economic Net Income	$36.0	$59.1	$104.0	$47.1	$10.1	$(25.9)	$(37.0)

(-) Net Performance Fees	8.2	23.2	72.5	24.6	(11.7)	(19.9)	(36.3)
(-) Investment Income	5.4	4.7	7.0	0.3	5.2	(0.2)	4.9

(=) Fee Related Earnings	$22.4	$31.2	$24.5	$22.2	$16.6	$(5.8)	$(5.6)

(+) Realized Net Performance Fees	0.7	50.3	14.4	11.2	5.0	4.3	(6.2)
(+) Realized Investment Income	4.6	4.4	1.9	12.2	2.0	(2.6)	(10.2)
(+) Equity based compensation	0.0	0.1	0.4	0.6	0.6	0.6	0.0

(=) Distributable Earnings	$27.7	$86.0	$41.2	$46.2	$24.2	$(3.5)	$(22.0)

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Real Assets Segment Results (Unaudited)

	Three Months Ended
						Sept 30, 2013 vs.
	Sept 30, 2012	Dec 31, 2012	Mar 31, 2013	Jun 30, 2013	Sept 30, 2013	Sept 30, 2012	Jun 30, 2013
Real Assets	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$34.4	$35.9	$47.0	$46.4	$47.3	$12.9	$0.9
Portfolio advisory fees, net	0.7	(0.9)	0.3	0.3	0.2	(0.5)	(0.1)
Transaction fees, net	0.7	1.1	-	2.7	0.2	(0.5)	(2.5)

Total fee revenues	35.8	36.1	47.3	49.4	47.7	11.9	(1.7)
Performance fees
Realized	31.9	24.5	11.0	20.6	12.5	(19.4)	(8.1)
Unrealized	(27.7)	(11.9)	49.5	(33.4)	12.1	39.8	45.5

Total performance fees	4.2	12.6	60.5	(12.8)	24.6	20.4	37.4
Investment income (loss)
Realized	0.2	-	(13.0)	0.7	(4.3)	(4.5)	(5.0)
Unrealized	4.0	(13.4)	4.5	1.7	(10.9)	(14.9)	(12.6)

Total investment income (loss)	4.2	(13.4)	(8.5)	2.4	(15.2)	(19.4)	(17.6)
Interest and other income	0.4	0.5	0.3	0.6	0.4	-	(0.2)

Total revenues	44.6	35.8	99.6	39.6	57.5	12.9	17.9

Expenses
Compensation and benefits
Direct base compensation	16.1	19.9	17.9	18.2	17.1	1.0	(1.1)
Indirect base compensation	5.7	6.8	7.5	6.4	7.9	2.2	1.5
Equity-based compensation	0.2	0.1	0.6	1.2	1.2	1.0	-
Performance fee related
Realized	2.5	2.4	(4.9)	1.6	3.8	1.3	2.2
Unrealized	5.3	4.0	23.6	2.9	11.1	5.8	8.2

Total compensation and benefits	29.8	33.2	44.7	30.3	41.1	11.3	10.8
General, administrative, and other indirect expenses	11.4	7.7	10.4	16.5	12.8	1.4	(3.7)
Depreciation and amortization expense	1.1	1.1	1.1	1.2	1.0	(0.1)	(0.2)
Interest expense	0.7	0.7	1.6	2.2	2.2	1.5	-

Total expenses	43.0	42.7	57.8	50.2	57.1	14.1	6.9

Economic Net Income (Loss)	$1.6	$(6.9)	$41.8	$(10.6)	$0.4	$(1.2)	$11.0

(-) Net Performance Fees	(3.6)	6.2	41.8	(17.3)	9.7	13.3	27.0
(-) Investment Income (Loss)	4.2	(13.4)	(8.5)	2.4	(15.2)	(19.4)	(17.6)

(=) Fee Related Earnings	$1.0	$0.3	$8.5	$4.3	$5.9	$4.9	$1.6

(+) Realized Net Performance Fees	29.4	22.1	15.9	19.0	8.7	(20.7)	(10.3)
(+) Realized Investment Income (Loss)	0.2	-	(13.0)	0.7	(4.3)	(4.5)	(5.0)
(+) Equity based compensation	0.2	0.1	0.6	1.2	1.2	1.0	0.0

(=) Distributable Earnings	$30.8	$22.5	$12.0	$25.2	$11.5	$(19.3)	$(13.7)

Page  |  19

Solutions Segment Results (Unaudited)

	Three Months Ended
						Sept 30, 2013 vs.
	Sept 30, 2012	Dec 31, 2012	Mar 31, 2013	Jun 30, 2013	Sept 30, 2013 (1)	Sept 30, 2012	Jun 30, 2013
Solutions	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$16.5	$18.6	$18.5	$20.9	$37.2	$20.7	$16.3
Portfolio advisory fees, net	-	-	-	-	-	-	-
Transaction fees, net	-	-	-	-	-	-	-

Total fee revenues	16.5	18.6	18.5	20.9	37.2	20.7	16.3
Performance fees
Realized	2.2	3.8	1.5	2.7	5.7	3.5	3.0
Unrealized	(1.8)	8.4	21.3	21.3	38.9	40.7	17.6

Total performance fees	0.4	12.2	22.8	24.0	44.6	44.2	20.6
Investment income (loss)
Realized	-	-	-	-	-	-	-
Unrealized	-	-	(0.1)	0.1	0.1	0.1	-

Total investment income (loss)	-	-	(0.1)	0.1	0.1	0.1	-
Interest and other income	0.1	0.3	-	0.2	-	(0.1)	(0.2)

Total revenues	17.0	31.1	41.2	45.2	81.9	64.9	36.7

Expenses
Compensation and benefits
Direct base compensation	8.2	8.7	9.4	7.9	16.8	8.6	8.9
Indirect base compensation	1.4	1.8	1.3	1.3	1.1	(0.3)	(0.2)
Equity-based compensation	-	-	0.1	0.1	0.1	0.1	-
Performance fee related
Realized	1.9	2.8	1.0	1.4	2.6	0.7	1.2
Unrealized	(2.1)	6.5	16.1	16.1	29.7	31.8	13.6

Total compensation and benefits	9.4	19.8	27.9	26.8	50.3	40.9	23.5
General, administrative, and other indirect expenses	3.2	3.0	3.4	4.4	5.7	2.5	1.3
Depreciation and amortization expense	0.5	0.5	0.5	0.5	0.7	0.2	0.2
Interest expense	0.2	0.2	0.5	0.6	0.6	0.4	-

Total expenses	13.3	23.5	32.3	32.3	57.3	44.0	25.0

Economic Net Income	$3.7	$7.6	$8.9	$12.9	$24.6	$20.9	$11.7

(-) Net Performance Fees	0.6	2.9	5.7	6.5	12.3	11.7	5.8
(-) Investment Income (Loss)	-	-	(0.1)	0.1	0.1	0.1	0.0

(=) Fee Related Earnings	$3.1	$4.7	$3.3	$6.3	$12.2	$9.1	$5.9

(+) Realized Net Performance Fees	0.3	1.0	0.5	1.3	3.1	2.8	1.8
(+) Realized Investment Income	-	-	-	-	-	-	-
(+) Equity based compensation	-	-	0.1	0.1	0.1	0.1	0.0

(=) Distributable Earnings	$3.4	$5.7	$3.9	$7.7	$15.4	$12.0	$7.7

(1) - During Q3 2013, Carlyle acquired the remaining 40% ownership interest in AlpInvest. As such, amounts represent 100% of the financial results of AlpInvest. Prior to Q3 2013, amounts represent Carlyle’s 60% economic interest in Alpinvest.

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Total Assets Under Management Roll Forward (Unaudited)

	Corporate Private Equity			Global Market Strategies (8)			Real Assets (9)			Solutions (10)			Total
(USD in millions)	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM

Balance, As of June 30, 2013	$20,098	$37,794	$57,892	$1,797	$32,946	$34,743	$9,189	$30,580	$39,769	$17,931	$30,113	$48,044	$49,015	$131,433	$180,448
Acquisitions	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Commitments (1)	3,652	-	3,652	(14)	-	(14)	790	-	790	126	-	126	4,554	-	4,554
Capital Called, net (2)	(1,178)	1,057	(121)	(184)	309	125	(1,119)	1,318	199	(939)	832	(107)	(3,420)	3,516	96
Distributions (3)	158	(1,791)	(1,633)	41	(133)	(92)	235	(2,618)	(2,383)	121	(1,824)	(1,703)	555	(6,366)	(5,811)
Subscriptions, net of Redemptions (4)	-	-	-	-	419	419	-	-	-	-	-	-	-	419	419
Changes in CLO collateral balances (5)	-	-	-	-	(52)	(52)	-	-	-	-	-	-	-	(52)	(52)
Market Appreciation/ (Depreciation) (6)	-	1,931	1,931	-	31	31	-	468	468	-	1,251	1,251	-	3,681	3,681
Foreign Exchange and other (7)	85	369	454	-	260	260	18	129	147	340	488	828	443	1,246	1,689

Balance, As of September 30, 2013	$22,815	$39,360	$62,175	$1,640	$33,780	$35,420	$9,113	$29,877	$38,990	$17,579	$30,860	$48,439	$51,147	$133,877	$185,024

Balance, As of September 30, 2012	$15,576	$37,595	$53,171	$1,277	$28,854	$30,131	$7,037	$22,446	$29,483	$15,518	$29,062	$44,580	$39,408	$117,957	$157,365
Acquisitions	-	-	-	-	2,275	2,275	4,000	8,106	12,106	-	-	-	4,000	10,381	14,381
Commitments (1)	11,829	-	11,829	825	-	825	1,190	-	1,190	4,972	-	4,972	18,816	-	18,816
Capital Called, net (2)	(5,738)	5,413	(325)	(693)	815	122	(3,927)	4,005	78	(3,746)	3,702	(44)	(14,104)	13,935	(169)
Distributions (3)	1,137	(11,961)	(10,824)	231	(1,324)	(1,093)	789	(6,323)	(5,534)	479	(7,704)	(7,225)	2,636	(27,312)	(24,676)
Subscriptions, net of Redemptions (4)	-	-	-	-	1,305	1,305	-	-	-	-	-	-	-	1,305	1,305
Changes in CLO collateral balances (5)	-	-	-	-	436	436	-	-	-	-	-	-	-	436	436
Market Appreciation/ (Depreciation) (6)	-	8,280	8,280	-	1,097	1,097	-	1,618	1,618	-	5,320	5,320	-	16,315	16,315
Foreign Exchange and other (7)	11	33	44	-	322	322	24	25	49	356	480	836	391	860	1,251

Balance, As of September 30, 2013	$22,815	$39,360	$62,175	$1,640	$33,780	$35,420	$9,113	$29,877	$38,990	$17,579	$30,860	$48,439	$51,147	$133,877	$185,024

(1) Represents capital raised by our carry funds and fund of funds vehicles, net of expired available capital.

(2) Represents capital called by our carry funds and fund of funds vehicles, net of fund fees and expenses. Equity invested amounts may vary from capital called due to timing differences between investment acquisition and capital call dates.

(3) Represents distributions from our carry funds and fund of funds vehicles, net of amounts recycled. Distributions are based on when proceeds are actually distributed to investors, which may differ from when they are realized.

(4) Represents the net result of subscriptions to and redemptions from our hedge funds.

(5) Represents the change in the aggregate collateral balance and principal cash at par of the CLOs.

(6) Market Appreciation/(Depreciation) represents realized and unrealized gains (losses) on portfolio investments and changes in the net asset value of our hedge funds.

(7) Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds and other changes in Total AUM. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.

(8) Ending balance is comprised of approximately $17.5 billion from our structured credit funds, $14.0 billion in our hedge funds, $3.6 billion (including $1.6 billion of Available Capital) in our carry funds and $0.2 billion from our business development companies.

(9) Amounts related to the NGP Funds are based on the latest available information (in most cases as of June 30, 2013).

(10) The fair market values for AlpInvest primary fund investments and secondary investment funds are based on the latest available valuations of the underlying limited partnership interests (in most cases as of June 30, 2013) as provided by their general partners, plus the net cash flows since the latest valuation, up to September 30, 2013.

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Fee-Earning AUM Roll Forward (Unaudited)

	For the Three Months Ended September 30, 2013
(USD in millions)	Corporate Private Equity	Global Market Strategies	Real Assets (7)	Solutions	Total

Fee-Earning AUM
Balance, Beginning of Period	38,507	33,057	28,685	31,775	132,024
Acquisitions	-	-	-	-	-
Inflows, including Commitments(1)	3,877	138	680	1,793	6,488
Outflows, including Distributions(2)	(761)	(49)	(963)	(1,089)	(2,862)
Subscriptions, net of Redemptions (3)	-	423	-	-	423
Changes in CLO collateral balances (4)	-	(76)	-	-	(76)
Market Appreciation/(Depreciation) (5)	-	(6)	-	(35)	(41)
Foreign Exchange and other (6)	290	250	128	1,300	1,968

Balance, End of Period	$41,913	$33,737	$28,530	$33,744	$137,924

	For the Twelve Months Ended September 30, 2013
(USD in millions)	Corporate Private Equity	Global Market Strategies	Real Assets (7)	Solutions	Total

Fee-Earning AUM
Balance, Beginning of Period	$36,947	$28,450	$19,571	$30,156	$115,124
Acquisitions	-	2,260	10,308	-	12,568
Inflows, including Commitments(1)	14,891	1,051	2,180	8,051	26,173
Outflows, including Distributions(2)	(9,299)	(499)	(3,584)	(6,897)	(20,279)
Subscriptions, net of Redemptions (3)	-	1,187	-	-	1,187
Changes in CLO collateral balances (4)	-	364	-	-	364
Market Appreciation/(Depreciation) (5)	-	613	-	710	1,323
Foreign Exchange and other (6)	(626)	311	55	1,724	1,464

Balance, End of Period	$41,913	$33,737	$28,530	$33,744	$137,924

(1) Inflows represent limited partner capital raised by our carry funds and fund of funds vehicles and capital invested by our carry funds and fund of funds vehicles outside the investment period.

(2) Outflows represent limited partner distributions from our carry funds and fund of funds vehicles and changes in basis for our carry funds and fund of funds vehicles where the investment period has expired.

(3) Represents the net result of subscriptions to and redemptions from our hedge funds.

(4) Represent the change in the aggregate Fee-earning collateral balances at par of our CLOs, as of the quarterly cut-off dates.

(5) Market Appreciation/(Depreciation) represents changes in the net asset value of our hedge funds and of our fund of funds vehicles based on the lower of cost or fair value.

(6) Includes funds with fees based on gross asset value, on boarding of fully committed existing funds from another manager and represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.

(7) Energy I, Energy II, Energy III, Energy IV, Renew I and Renew II (collectively, the “Legacy Energy Funds”), are managed with Riverstone Holdings LLC and its affiliates. Affiliates of both Carlyle and Riverstone act as investment advisers to each of the Legacy Energy Funds. With the exception of Energy IV and Renew II, where Carlyle has minority representation on the funds’ management committees, management of each of the Legacy Energy Funds is vested in committees with equal representation by Carlyle and Riverstone, and the consent of representatives of both Carlyle and Riverstone are required for investment decisions. As of September 30, 2013, the Legacy Energy Funds had, in the aggregate, approximately $13.0 billion in AUM and $8.5 billion in Fee-Earning AUM. NGP VII, NGP VIII, NGP IX, NGP X, or in the case of NGP M&R, NGP ETP I, NGP ETP II, and NGPC, certain affiliated entities (collectively, the “NGP management fee funds”), are managed by NGP Energy Capital Management. As of September 30, 2013, the NGP management fee funds had, in the aggregate, approximately $11.8 billion in AUM and $9.6 billion in Fee-Earning AUM.

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Corporate Private Equity and Real Assets Fund Performance (Unaudited)

The fund return information reflected in this discussion and analysis is not indicative of the performance of The Carlyle Group L.P. and is also not necessarily indicative of the future performance of any particular fund. An investment in The Carlyle Group L.P. is not an investment in any of our funds. There can be no assurance that any of our existing or future funds will achieve similar returns.

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)

			as of September 30, 2013					as of September 30, 2013

	Fund Inception Date (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)	Net IRR (8)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)

Corporate Private Equity		(Reported in Local Currency, in Millions)						(Reported in Local Currency, in Millions)
Fully Invested Funds (6)
CP II	10/1994	$1,331.1	$1,362.4	$4,071.5	3.0x	34%	25%	$1,362.4	$4,071.5	3.0x	34%
CP III	2/2000	$3,912.7	$4,031.6	$10,146.6	2.5x	27%	21%	$4,031.6	$10,146.6	2.5x	27%
CP IV	12/2004	$7,850.0	$7,612.6	$16,909.6	2.2x	16%	13%	$5,063.6	$12,477.9	2.5x	19%
CP V	5/2007	$13,719.7	$12,165.1	$19,741.4	1.6x	18%	13%	$3,033.8	$7,269.3	2.4x	28%
CEP I	12/1997	€1,003.6	€981.6	€2,126.5	2.2x	18%	11%	€981.6	€2,126.5	2.2x	18%
CEP II	9/2003	€1,805.4	€2,048.4	€3,762.6	1.8x	37%	20%	€1,230.8	€3,059.2	2.5x	61%
CAP I	12/1998	$750.0	$627.7	$2,491.0	4.0x	25%	18%	$627.7	$2,491.0	4.0x	25%
CAP II	2/2006	$1,810.0	$1,626.6	$2,833.1	1.7x	12%	8%	$664.7	$1,950.5	2.9x	27%
CAP III	5/2008	$2,551.6	$2,238.3	$2,855.9	1.3x	12%	7%	$585.7	$1,039.1	1.8x	20%
CJP I	10/2001	¥50,000.0	¥47,291.4	¥134,285.1	2.8x	61%	37%	¥39,756.6	¥130,976.9	3.3x	65%
CJP II	7/2006	¥165,600.0	¥141,866.7	¥149,199.4	1.1x	1%	(3%)	¥31,806.1	¥52,822.8	1.7x	22%
CGFSP I	9/2008	$1,100.2	$1,007.2	$1,486.6	1.5x	17%	10%	$184.3	$435.7	2.4x	27%
All Other Funds(9)	Various		$3,814.2	$5,635.6	1.5x	16%	6%	$2,559.0	$4,300.7	1.7x	20%
Coinvestments and Other(10)	Various		$7,554.7	$18,304.3	2.4x	36%	33%	$4,759.9	$14,623.3	3.1x	36%

Total Fully Invested Funds			$48,066.6	$95,331.1	2.0x	27%	19%	$26,595.2	$67,694.4	2.5x	30%

Funds in the Investment Period (6)
CP VI (21)	5/2012	$11,588.3	n/a	n/a	n/a	n/a	n/m
CEP III	12/2006	€5,294.9	€4,966.4	€6,705.9	1.4x	11%	8%
CAP IV (21)	11/2012	$1,442.6	n/a	n/a	n/a	n/a	n/m
CAGP IV	6/2008	$1,041.4	$665.2	$805.9	1.2x	10%	1%
CEOF I	5/2011	$1,119.1	$388.0	$457.3	1.2x	19%	7%
All Other Funds(11)	Various		$1,022.0	$1,288.7	1.3x	12%	1%

Total Funds in the Investment Period			$8,795.6	$11,626.2	1.3x	11%	7%	$1,013.1	$2,114.6	2.1x	22%

TOTAL CORPORATE PRIVATE EQUITY (12)			$56,862.3	$106,957.3	1.9x	26%	18%	$27,608.3	$69,809.0	2.5x	30%

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)

			as of September 30, 2013					as of September 30, 2013

	Fund Date (1) Inception	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)	Net IRR (8)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)

Real Assets			(Reported in Local Currency, in Millions)					(Reported in Local Currency, in Millions)

Fully Invested Funds (6)
CRP III	11/2000	$564.1	$522.5	$1,396.7	2.7x	44%	30%	$522.5	$1,396.7	2.7x	44%
CRP IV	12/2004	$950.0	$1,186.2	$1,237.2	1.0x	1%	(3%)	$442.0	$466.1	1.1x	10%
CRP V	11/2006	$3,000.0	$3,259.1	$4,576.8	1.4x	11%	7%	$2,357.4	$3,405.1	1.4x	13%
CEREP I	3/2002	€426.6	€517.0	€741.6	1.4x	13%	7%	€503.2	€739.1	1.5x	14%
CEREP II	4/2005	€762.7	€826.9	€106.3	0.1x	n/a	n/a	€416.6	€120.1	0.3x	n/a
CEREP III	5/2007	€2,229.5	€1,900.6	€1,879.5	1.0x	0%	(5%)	€83.7	€50.4	0.6x	(15%)
CIP	9/2006	$1,143.7	$911.7	$989.2	1.1x	3%	(2%)	$180.7	$-	0.0x	n/a
Energy II	7/2002	$1,100.0	$1,334.8	$3,616.2	2.7x	81%	54%	$827.4	$3,354.0	4.1x	105%
Energy III	10/2005	$3,800.0	$3,559.9	$6,620.7	1.9x	15%	11%	$1,545.4	$4,396.6	2.8x	27%
Energy IV	12/2007	$5,979.1	$5,171.5	$8,188.9	1.6x	20%	13%	$1,997.1	$4,090.2	2.0x	31%
All Other Funds(13)	Various		$2,289.6	$2,309.8	1.0x	0%	(5%)	$1,484.1	$1,699.4	1.1x	8%
Coinvestments and Other(10)	Various		$4,286.9	$7,089.5	1.7x	20%	15%	$1,828.8	$4,001.5	2.2x	28%

Total Fully Invested Funds			$26,912.8	$39,715.5	1.5x	15%	9%	$12,543.1	$24,040.6	1.9x	26%

Funds in the Investment Period (6)
CRP VI	9/2010	$2,340.0	$1,100.7	$1,525.7	1.4x	33%	19%
Renew II	3/2008	$3,417.5	$2,779.0	$3,758.5	1.4x	13%	8%
All Other Funds(14)	Various		$360.7	$428.6	1.2x	29%	21%

Total Funds in the Investment Period			$4,240.4	$5,712.7	1.3x	15%	9%	$714.0	$1,018.9	1.4x	16%

TOTAL REAL ASSETS (12)			$31,153.2	$45,428.2	1.5x	15%	9%	$13,257.1	$25,059.4	1.9x	26%

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Global Markets Strategies Carry Funds and Solutions (Unaudited)

			TOTAL INVESTMENTS

			as of September 30, 2013
	Fund Inception Date (1)	Fund Size	Cumulative Invested Capital (15)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)	Net IRR (8)

	(Reported in Local Currency, in Millions)
Global Market Strategies
CSP II	6/2007	$1,352.3	$1,352.3	$2,418.8	1.8x	18%	13%
CEMOF I	12/2010	$1,382.5	$489.0	$589.0	1.2x	27%	9%

			TOTAL INVESTMENTS

			as of September 30, 2013

	Vintage Year	Fund Size	Cumulative Invested Capital (2)(18)	Total Fair Value (3)(18)	MOIC (4)	Gross IRR (7)	Net IRR (8)

Solutions (16)	(Reported in Local Currency, in Millions)
Fully Committed Funds (17)
Main Fund I - Fund Investments	2000	€5,174.6	€3,834.9	€6,171.5	1.6x	12%	12%
Main Fund II - Fund Investments	2003	€4,545.0	€4,342.9	€6,325.2	1.5x	10%	9%
Main Fund III - Fund Investments	2005	€11,500.0	€10,078.6	€12,673.5	1.3x	7%	6%
Main Fund IV - Fund Investments	2009	€4,880.0	€1,777.3	€1,900.4	1.1x	5%	4%
Main Fund I - Secondary Investments	2002	€519.4	€454.3	€848.3	1.9x	54%	50%
Main Fund II - Secondary Investments	2003	€998.4	€906.6	€1,618.4	1.8x	28%	26%
Main Fund III - Secondary Investments	2006	€2,250.0	€2,058.5	€2,787.9	1.4x	10%	9%
Main Fund IV - Secondary Investments	2010	€1,856.4	€1,621.1	€2,202.6	1.4x	20%	18%
Main Fund II - Co-Investments	2003	€1,090.0	€858.6	€2,331.6	2.7x	45%	43%
Main Fund III - Co-Investments	2006	€2,760.0	€2,400.8	€3,162.2	1.3x	5%	5%
Main Fund IV - Co-Investments	2010	€1,475.0	€1,216.7	€1,843.4	1.5x	22%	19%
Main Fund II - Mezzanine Investments	2004	€700.0	€691.5	€939.9	1.4x	8%	7%
Main Fund III - Mezzanine Investments	2006	€2,000.0	€1,396.5	€1,806.1	1.3x	10%	9%
All Other Funds (19)	Various		€1,328.9	€1,934.4	1.5x	17%	14%

Total Fully Committed Funds			€32,967.2	€46,545.5	1.4x	12%	11%

Funds in the Commitment Period
Main Fund V - Fund Investments	2012	€4,830.4	€134.8	€124.0	0.9x	(22%)	(34%)
Main Fund V - Secondary Investments	2011	€2,665.3	€733.6	€953.5	1.3x	39%	35%
Main Fund V - Co-Investments	2012	€1,228.0	€362.7	€443.1	1.2x	40%	35%
All Other Funds (19)	Various		€156.4	€181.7	1.2x	27%	28%

Total Funds in the Commitment Period			€1,387.5	€1,702.3	1.2x	35%	31%

TOTAL SOLUTIONS			€34,354.7	€48,247.8	1.4x	12%	11%

TOTAL SOLUTIONS (USD) (20)			$46,447.2	$65,230.5	1.4x

Page  |  24

(1) The data presented herein that provides “inception to date” performance results of our segments relates to the period following the formation of the first fund within each segment. For our Corporate Private Equity segment our first fund was formed in 1990. For our Real Assets segment our first fund was formed in 1997. For our Global Market Strategies segment, CSP II and CEMOF I were formed in June 2007 and December 2010, respectively.

(2) Represents the original cost of all capital called for investments since inception of the fund.

(3) Represents all realized proceeds combined with remaining fair value, before management fees, expenses and carried interest.

(4) Multiple of invested capital (“MOIC”) represents total fair value, before management fees, expenses and carried interest, divided by cumulative invested capital.

(5) An investment is considered realized when the investment fund has completely exited, and ceases to own an interest in, the investment. An investment is considered partially realized when the total amount of proceeds received in respect of such investment, including dividends, interest or other distributions and/or return of capital, represents at least 85% of invested capital and such investment is not yet fully realized. Because part of our value creation strategy involves pursuing best exit alternatives, we believe information regarding Realized/Partially Realized MOIC and Gross IRR, when considered together with the other investment performance metrics presented, provides investors with meaningful information regarding our investment performance by removing the impact of investments where significant realization activity has not yet occurred. Realized/Partially Realized MOIC and Gross IRR have limitations as measures of investment performance, and should not be considered in isolation. Such limitations include the fact that these measures do not include the performance of earlier stage and other investments that do not satisfy the criteria provided above. The exclusion of such investments will have a positive impact on Realized/Partially Realized MOIC and Gross IRR in instances when the MOIC and Gross IRR in respect of such investments are less than the aggregate MOIC and Gross IRR. Our measurements of Realized/Partially Realized MOIC and Gross IRR may not be comparable to those of other companies that use similarly titled measures. We do not present Realized/Partially Realized performance information separately for funds that are still in the investment period because of the relatively insignificant level of realizations for funds of this type. However, to the extent such funds have had realizations, they are included in the Realized/Partially Realized performance information presented for Total Corporate Private Equity and Total Real Assets.

(6) Fully Invested funds are past the expiration date of the investment period as defined in the respective limited partnership agreement. In instances where a successor fund has had its first capital call, the predecessor fund is categorized as fully invested.

(7) Gross Internal Rate of Return (“Gross IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value before management fees, expenses and carried interest.

(8) Net Internal Rate of Return (“Net IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value after management fees, expenses and carried interest.

(9) Aggregate includes the following funds: CP I, CMG, CVP I, CVP II, CUSGF III, CEVP, CETP I, CAVP I, CAVP II, CAGP III, Mexico and MENA.

(10) Includes co-investments, prefund investments and certain other stand-alone investments arranged by us.

(11) Aggregate includes the following funds: CJP III, CGFSP II, CSABF, CSSAF, CETP II, CBPF and CPF I.

(12) For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the reporting period spot rate.

(13) Aggregate includes the following funds: CRP I, CRP II, CAREP I, CAREP II, Energy I and Renew I.

(14) Aggregate includes the following fund: CRCP I and CPOCP.

(15) Represents the original cost of investments net of investment level recallable proceeds which is adjusted to reflect recyclability of invested capital for the purpose of calculating the fund MOIC.

(16) Includes private equity and mezzanine primary fund investments, secondary fund investments and co-investments originated by the AlpInvest team. Excluded from the performance information shown are a) investments that were not originated by AlpInvest and b) Direct Investments, which was spun off from AlpInvest in 2005. As of September 30, 2013, these excluded investments represent $0.7 billion of AUM.

(17) Fully Committed funds are past the expiration date of the commitment period as defined in the respective limited partnership agreement.

(18) To exclude the impact of FX, all foreign currency cash flows have been converted to Euro at the reporting period spot rate.

(19) Aggregate includes Main Fund I - Co-Investments, Main Fund I - Mezzanine Investments, AlpInvest CleanTech Funds and funds which are not included as part of a main fund.

(20) Represents the U.S. dollar equivalent balance translated at the spot rate as of period end.

(21) Returns are not considered meaningful, as the investment period commenced in May 2012 for CP VI and November 2012 for CAP IV.

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Reconciliation for Economic Net Income and Distributable Earnings (Unaudited)

	Three Months Ended		Nine Months Ended
	Sept 30, 2013	Sept 30, 2012	Sept 30, 2013
	(Dollars in millions)

Income (loss) before provision for income taxes	$(8.6)	$602.5	$729.7
Adjustments:
Equity-based compensation issued in conjunction with the initial public offering, acquisitions and strategic investments	76.2	52.6	251.4
Acquisition related charges and amortization of intangibles	94.5	43.4	209.5
Losses associated with debt refinancing activities	-	-	1.9
Other non-operating expenses	7.6	10.3	1.9
Net (income) loss attributable to non-controlling interests in consolidated entities	26.6	(485.4)	(441.4)
Provision for income taxes attributable to non-controlling interests in consolidated entities	-	(4.0)	(11.7)
Severance and lease terminations	(0.1)	0.9	3.9
Other adjustments	(1.7)	(1.8)	(1.0)

Economic Net Income	$194.5	$218.5	$744.2

Net performance fees	157.2	164.6	634.4
Investment income	(2.8)	8.4	7.1

Fee Related Earnings	$40.1	$45.5	$102.7

Realized performance fees, net of related compensation	61.3	156.2	320.6
Investment income - realized	(0.7)	4.6	4.6
Equity-based compensation	4.0	0.6	10.8

Distributable Earnings	$104.7	$206.9	$438.7

Depreciation and amortization expense	6.2	6.2	18.7
Interest expense	11.8	4.7	31.9

Adjusted EBITDA	$122.7	$217.8	$489.3

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Reconciliation for Economic Net income and Distributable Earnings, cont.

(Unaudited)

	Three Months Ended	Nine Months Ended
	Sept 30,	Sept 30,
	2013	2013
	(Dollars in millions, except unit and per unit amounts)

Economic Net Income	$194.5	$744.2
Less: Provision for Income Taxes	34.3	141.2

Economic Net Income, After Taxes	$160.2	$603.0

Economic Net Income, After Taxes per Adjusted Unit(1)	$0.51	$1.91

Distributable Earnings	$104.7	$438.7
Less: Estimated foreign, state, and local taxes	14.9	32.6

Distributable Earnings, After Taxes	$89.8	$406.1

Distributable Earnings to The Carlyle Group L.P.	$14.2	$64.3
Less: Estimated current corporate income taxes (benefit) and TRA payments	(1.8)	(1.1)

Distributable Earnings to The Carlyle Group L.P. net of corporate income taxes	$16.0	$65.4

Distributable Earnings, net, per The Carlyle Group L.P. common unit outstanding(2)	$0.32	$1.33

(1)	Adjusted Units were determined as follows:

The Carlyle Group L.P. common units outstanding	49,209,545	49,209,545
Carlyle Holdings partnership units not held by The Carlyle Group L.P.	262,133,877	262,133,877
Common units and Carlyle Holdings partnership units issued in November 2013 related to the acquisition of Metropolitan Real Estate Management	120,227	120,227
Dilutive effect of unvested deferred restricted common units	2,569,500	3,914,608
Contingently issuable Carlyle Holdings partnership units	931,818	931,818

Total Adjusted Units	314,964,967	316,310,075

(2)	As of September 30, 2013, there were 49,209,545 outstanding common units of The Carlyle Group L.P. In October and November 2013, an additional 76,680 common units were issued in connection with the closing of the acquisition of Metropolitan Real Estate Equity Management and the vesting of deferred restricted common units. For purposes of this calculation, these newly issued common units have been added to the common units outstanding as of September 30, 2013, resulting in total common units of 49,286,225.

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GAAP for 12-Month Rolling Summary (Unaudited)

	Twelve Months Ended
	Sept 30, 2013	Sept 30, 2012
	(Dollars in millions)

Revenues
Fund management fees	$995.0	$946.4
Performance fees
Realized	783.4	1,126.0
Unrealized	703.0	35.8

Total performance fees	1,486.4	1,161.8
Investment income (loss)
Realized	10.3	26.2
Unrealized	3.8	34.3

Total investment income (loss)	14.1	60.5
Interest and other income	13.8	10.1
Interest and other income of Consolidated Funds	1,048.4	870.8

Total revenues	3,557.7	3,049.6

Expenses
Compensation and benefits
Base compensation	747.8	530.3
Equity-based compensation	311.3	147.4
Performance fee related
Realized	329.4	277.8
Unrealized	408.1	(42.0)

Total compensation and benefits	1,796.6	913.5
General, administrative and other expenses	457.5	366.9
Interest	37.8	32.7
Interest and other expenses of Consolidated Funds	859.0	731.2
Other non-operating expenses	2.1	8.9

Total expenses	3,153.0	2,053.2

Other income
Net investment gains of Consolidated Funds	470.5	2,002.5
Gain on business acquisition	-	7.9

Income before provision for income taxes	875.2	3,006.8
Provision for income taxes	72.0	30.6

Net income	803.2	2,976.2
Net income attributable to non-controlling interests in consolidated entities	489.9	1,979.0

Net income attributable to Carlyle Holdings	313.3	997.2
Net income attributable to non-controlling interests in Carlyle Holdings	268.5	988.9

Net income attributable to The Carlyle Group L.P.	$44.8	$8.3

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Reconciliation of Non-GAAP to GAAP for 12-Month Rolling Summary (Unaudited)

	Twelve Months Ended
	Sept 30,	Sept 30,
	2013	2012
	(Dollars in millions)

Income before provision for income taxes	$875.2	$3,006.8
Adjustments:
Partner compensation	-	(479.1)
Equity-based compensation issued in conjunction with the IPO and strategic investments	305.3	146.2
Acquisition related charges and amortization of intangibles	248.8	123.4
Losses associated with debt refinancing activities	1.9	-
Gain on business acquisition	-	(7.9)
Other non-operating expenses	2.1	8.9
Net income attributable to non-controlling interests in consolidated entities	(489.9)	(1,979.0)
Provision for income taxes attributable to non-controlling interests in consolidated entities	(21.5)	(9.7)
Severance and lease terminations	4.8	3.2
Other adjustments	(0.3)	(5.2)

Economic Net Income	$926.4	$807.6

Net performance fees	766.3	615.5
Investment income	2.9	63.3

Fee Related Earnings	$157.2	$128.8

Realized performance fees, net of related compensation	448.0	591.1
Investment income - realized	10.2	27.9
Equity-based compensation	11.4	0.8

Distributable Earnings	$626.8	$748.6

Depreciation and amortization expense	24.8	11.2
Interest expense	35.8	19.4

Adjusted EBITDA	$687.4	$779.2

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The Carlyle Group L.P.

GAAP Balance Sheet (Unaudited)

	As of September 30, 2013
	Consolidated Operating Entities	Consolidated Funds	Eliminations	Consolidated
	(Dollars in millions)
Assets
Cash and cash equivalents	$855.7	$-	$-	$855.7
Cash and cash equivalents held at Consolidated Funds	-	1,494.9	-	1,494.9
Restricted cash	79.6	-	-	79.6
Restricted cash and securities of Consolidated Funds	-	25.7	-	25.7
Accrued performance fees	2,927.6	-	(49.9)	2,877.7
Investments	903.2	-	(109.2)	794.0
Investments of Consolidated Funds	-	26,094.0	24.0	26,118.0
Due from affiliates and other receivables, net	188.3	-	(12.2)	176.1
Due from affiliates and other receivables of Consolidated Funds, net	-	493.6	-	493.6
Receivables and inventory of a consolidated real estate VIE	191.4	-	-	191.4
Fixed assets, net	63.3	-	-	63.3
Deposits and other	39.9	3.4	-	43.3
Other assets of a consolidated real estate VIE	42.7	-	-	42.7
Intangible assets, net	580.3	-	-	580.3
Deferred tax assets	69.0	-	-	69.0

Total assets	$5,941.0	$28,111.6	$(147.3)	$33,905.3

Liabilities and partners’ capital
Loans payable	$25.0	$-	$-	$25.0
3.875% Senior Notes due 2023	499.8	-	-	499.8
5.625% Senior Notes due 2043	398.4	-	-	398.4
Loans payable of Consolidated Funds	-	15,169.8	(99.2)	15,070.6
Loans payable of a consolidated real estate VIE at fair value (principal amount of $335.1)	123.8	-	-	123.8
Accounts payable, accrued expenses and other liabilities	236.5	-	-	236.5
Accrued compensation and benefits	1,797.8	-	-	1,797.8
Due to affiliates	345.3	58.2	(0.3)	403.2
Deferred revenue	195.4	1.5	-	196.9
Deferred tax liabilities	92.6	-	-	92.6
Other liabilities of Consolidated Funds	-	1,214.5	(69.9)	1,144.6
Other liabilities of a consolidated real estate VIE	110.3	-	-	110.3
Accrued giveback obligations	58.8	-	(10.1)	48.7

Total liabilities	3,883.7	16,444.0	(179.5)	20,148.2

Redeemable non-controlling interests in consolidated entities	8.6	4,190.5	-	4,199.1

Total partners’ capital	2,048.7	7,477.1	32.2	9,558.0

Total liabilities and partners’ capital	$5,941.0	$28,111.6	$(147.3)	$33,905.3

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The Carlyle Group L.P.

Non-GAAP Financial Information and Other Key Terms

Non-GAAP Financial Information

Carlyle discloses in this press release the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America:

—

Economic net income or “ENI,” represents segment net income which excludes the impact of income taxes, acquisition-related items including amortization of acquired intangibles and contingent consideration taking the form of earn-outs, charges associated with equity-based compensation issued in Carlyle’s initial public offering or in acquisitions or strategic investments, corporate actions and infrequently occurring or unusual events. Carlyle believes the exclusion of these items provides investors with a meaningful indication of its core operating performance. For segment reporting purposes, revenues and expenses, and accordingly segment net income, are presented on a basis that deconsolidates certain Carlyle funds, related co-investment entities and CLOs (referred to collectively as the “Consolidated Funds”) that Carlyle consolidates in its consolidated financial statements pursuant to U.S. GAAP. For periods prior to its Initial Public Offering, ENI also reflects pro forma compensation expense for compensation to senior Carlyle professionals, which Carlyle has accounted for as distributions from equity rather than as employee compensation for periods prior to its Initial Public Offering. Total Segment ENI equals the aggregate of ENI for all segments. ENI is evaluated regularly by management in making resource deployment decisions and in assessing performance of Carlyle’s four segments and for compensation. Carlyle believes that reporting ENI is helpful to understanding its business and that investors should review the same supplemental financial measure that management uses to analyze its segment performance.

—

Fee-Related Earnings is a component of ENI and is used to measure Carlyle’s operating profitability exclusive of performance fees, investment income from investments in Carlyle’s funds and performance Fee Related compensation. Accordingly, Fee-Related Earnings reflect the ability of the business to cover direct base compensation and operating expenses from fee revenues other than performance fees. For periods prior to its Initial Public Offering, Fee-Related Earnings also reflects pro forma compensation expense for compensation to senior Carlyle professionals, which Carlyle has accounted for as distributions from equity rather than as employee compensation for periods prior to its Initial Public Offering. Fee-Related Earnings are reported as part of Carlyle’s segment results. Carlyle uses Fee-Related Earnings from operations to measure its profitability from fund management fees.

—

Distributable Earnings is a component of ENI representing total ENI less net performance fees and investment income plus realized net performance fees and realized investment income and excluding equity-based compensation. Distributable Earnings is intended to show the amount of net realized earnings without the effects of consolidation of the Consolidated Funds. Distributable Earnings is derived from Carlyle’s segment reported results and is an additional measure to assess performance and amounts potentially available for distribution from Carlyle Holdings to its equity holders.

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—

Adjusted EBITDA is a component of ENI and is used to measure Carlyle’s ability to cover recurring operating expenses from cash earnings. Adjusted EBITDA is computed as ENI excluding unrealized performance fees, unrealized performance fee compensation, unrealized investment income, depreciation and amortization expense, interest expense and equity-based compensation.

Income before provision for income taxes is the GAAP financial measure most comparable to ENI, Fee-Related Earnings, Distributable Earnings, and Adjusted EBITDA. Reconciliations of these non-GAAP financial measures to income before provision for income taxes are included within this press release. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with U.S. GAAP.

Other Key Terms

“Assets under management” or “AUM” refers to the assets managed by Carlyle. AUM equals the sum of the following:

(a) the fair value of the capital invested in Carlyle carry funds, co-investment vehicles, NGP management fee funds and fund of funds vehicles plus the capital that Carlyle is entitled to call from investors in those funds and vehicles (including Carlyle commitments to those funds and vehicles and those of senior Carlyle professionals and employees) pursuant to the terms of their capital commitments to those funds and vehicles;

(b) the amount of aggregate collateral balance and principal cash at par of our CLOs (inclusive of all positions) and the reference portfolio notional amount of our synthetic CLOs;

(c) the net asset value (pre-redemptions and subscriptions) of Carlyle’s long/short credit, emerging markets, multi-product macroeconomic and other hedge funds; and

(d) the gross assets (including assets acquired with leverage) of our Business Development Company.

AUM includes certain energy and renewable resources funds that Carlyle jointly advises with Riverstone Holdings L.L.C. (“Riverstone”) and certain NGP management fee funds advised by NGP Energy Capital Management. In addition, Carlyle’s calculation of AUM (but not Fee-Earning AUM) includes uncalled commitments to, and the fair value of invested capital in, investment funds from Carlyle and its personnel, regardless of whether such commitments or invested capital are subject to management or performance fees.

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“Available capital,” commonly known as “dry powder,” for Carlyle’s carry funds and NGP management fee funds refers to the amount of capital commitments available to be called for investments. Amounts previously called may be added back to available capital following certain distributions.

“Carlyle funds,” “our funds” and “our investment funds” refer to the investment funds and vehicles advised by Carlyle.

“Carry funds” refers to those investment funds that Carlyle advises, including the buyout funds, growth capital funds, real estate funds, infrastructure funds, certain energy funds and distressed debt and mezzanine funds (but excluding Carlyle’s structured credit funds, hedge funds and fund of funds vehicles as well as the NGP management fee funds), where Carlyle receives a special residual allocation of income, which is referred to as a “carried interest,” in the event that specified investment returns are achieved by the fund.

“Expired available capital” occurs when a fund has passed the investment and follow-on periods and can no longer invest capital into new or existing deals. Any remaining available capital, typically a result of either recycled distributions or specific reserves established for the follow-on period that are not drawn, can only be called for fees and expenses and is therefore removed from the total AUM calculation.

“Fee-Earning assets under management” or “Fee-Earning AUM” refers to the assets managed by Carlyle from which Carlyle derives recurring fund management fees. Fee-Earning AUM generally equals the sum of:

(a) for carry funds and certain co-investment vehicles where the investment period has not expired, the amount of limited partner capital commitments, for fund of funds vehicles, the amount of external investor capital commitments during the commitment period, and for NGP management fee funds, the amount of investor capital commitments before the first investment realization;

(b) for substantially all carry funds and certain co-investment vehicles where the investment period has expired, the remaining amount of limited partner invested capital and for NGP management fee funds where the first investment has been realized, the amount of partner commitments less realized and written-off investments;

(c) the amount of aggregate Fee-Earning collateral balance at par of our collateralized loan obligations (“CLOs”), as defined in the fund indentures (typically exclusive of equities and defaulted positions) as of the quarterly cut-off date for each CLO, and the reference portfolio notional amount of our synthetic collateralized loan obligations (“synthetic CLOs”);

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(d) the external investor portion of the net asset value (pre-redemptions and subscriptions) of our long/short credit, emerging markets, multi-product macroeconomic and other hedge funds; and

(e) for fund of funds vehicles where the commitment fee period has expired and certain carry funds where the investment period has expired, the lower of cost or fair value of invested capital.

Fee-Earning AUM includes certain energy and renewable resources funds that Carlyle jointly advises with Riverstone and certain NGP management fee funds advised by NGP Energy Capital Management.

For Carlyle’s carry funds, co-investment vehicles, NGP management fee funds and fund of funds vehicles, total AUM includes the fair value of the capital invested, whereas Fee-Earning AUM includes the amount of capital commitments or the remaining amount of invested capital at cost, depending on whether the investment period for the fund has expired. As such, Fee-Earning AUM may be greater than total AUM when the aggregate fair value of the remaining investments is less than the cost of those investments.

“Fund of funds vehicles” refers to those funds, accounts and vehicles advised by AlpInvest Partners B.V., formerly known as AlpInvest Partners N.V.

“NGP management fee funds” refers to those funds advised by NGP Energy Capital Management. In December 2012, Carlyle acquired an equity interest in NGP Energy Capital Management that entitles Carlyle to an allocation of income equal to 47.5% of the management Fee Related revenues of the NGP Energy Capital Management entities that serve as the advisors to certain private equity funds.

“Net performance fees” refers to the performance fees from Carlyle funds and fund of funds vehicles net of the portion allocated to Carlyle investment professionals which is reflected as performance fee related compensation expense.

“Performance fees” consist principally of carried interest from carry funds and fund of funds vehicles and incentive fees or allocations from certain of our Global Market Strategies funds. Carlyle is generally entitled to a 20% allocation (or 1.8% to 10% in the case of most of the fund of funds vehicles) of the net realized income or gain as a carried interest after returning the invested capital, the allocation of preferred returns of generally 8% to 9% and the return of certain fund costs (subject to catch-up provisions as set forth in the fund limited partnership agreement). Carried interest revenue, which is a component of performance fees in Carlyle’s consolidated financial statements, is recognized by Carlyle upon appreciation of the valuation of the applicable funds’ investments above certain return hurdles as set forth in each respective partnership agreement and is based on the amount that would be due to Carlyle pursuant to the fund partnership agreement at each period end as if the funds were liquidated at such date.

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“Realized net performance fees” refers to the realized performance fees from Carlyle funds and fund of funds vehicles net of the portion allocated to Carlyle investment professionals which is reflected as realized performance fee related compensation expense.

“VIE” refers to a variable interest entity, as that term is defined in Accounting Standards Codification Topic 810, Consolidation.

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